                                                                    EXHIBIT 23.1

                                AUDITORS' CONSENT


The Board of Directors
Tenet Healthcare Corporation:

    We consent to the incorporation by reference in the registration statement on Form S-3 of Tenet Healthcare Corporation of our report dated February 1, 1997, with respect to the supplemental consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1995 and 1996, and the related supplemental consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1996 and to the incorporation by reference in the Registration Statement on Form S-3 of Tenet Healthcare Corporation of our report dated July 25, 1996, with respect to the consolidated balance sheets of Tenet Healthcare Corporation and subsidiaries as of May 31, 1996 and 1995, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the years in the three-year period ended May 31, 1996, and the related schedule, and to the reference to our firm under the heading "Experts" in the prospectus. Our reports on the supplemental consolidated financial statements and on the consolidated financial statements refer to a change in the method of accounting for income taxes in 1994.

                                        KPMG PEAT MARWICK LLP



Los Angeles, California
April 28, 1997